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As filed with the Securities and Exchange Commission on November 4, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Antero Resources Midstream LLC
to be converted as described herein into a limited partnership named

Antero Midstream Partners LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	46-4109058
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
1615 Wynkoop Street Denver, Colorado 80202 (303) 357-7310 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Glen C. Warren, Jr. 1615 Wynkoop Street Denver, Colorado 80202 (303) 357-7310 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Common Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common units representing limited partner interests	2,875,000	$25.00	$71,875,000	$8,352

(1)
Represents only the additional number of common units being registered and includes common units issuable upon exercise of the underwriters' option to purchase additional common units. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-193798).

(2)
Based upon the public offering price.

(3)
In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form S-1 (File No. 333-193798), is hereby registered. The registrant previously registered 43,125,000 common units representing limited partner interests with a proposed maximum aggregate offering price of $905,625,000 on the Registration Statement on Form S-1, as amended (File No. 333-193798), which was declared effective on November 4, 2014.

(4)
The registrant has previously paid $64,400 for the registration of $500,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on February 6, 2014 (File No. 333-193798), $32,200 that was previously paid for the registration of an additional $250,000,000 of proposed maximum aggregate offering price in the filing of Amendment No. 6 to the Registration Statement on September 18, 2014 (File No. 333-193798) and $18,084 that was previously paid for the registration of an additional $155,625,000 of proposed maximum aggregate offering price in the filing of Amendment No. 8 to the Registration Statement on October 27, 2014 (File No. 333-193798).

            The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 Explanatory Note

        This registration statement is being filed with respect to the registration of additional common units representing limited partner interests in Antero Midstream Partners LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-193798), initially filed by Antero Resources Midstream LLC with the Securities and Exchange Commission on February 7, 2014, as amended by Amendment No. 1 thereto filed on March 21, 2014, Amendment No. 2 thereto filed on April 17, 2014, Amendment No. 3 thereto filed on May 19, 2014, Amendment No. 4 thereto filed on July 11, 2014, Amendment No. 5 thereto filed on August 21, 2014, Amendment No. 6 thereto filed on September 18, 2014, Amendment No. 7 thereto filed on October 16, 2014, Amendment No. 8 thereto filed on October 27, 2014 and Amendment No. 9 thereto filed on October 29, 2014, and which was declared effective on November 4, 2014, including the exhibits thereto, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16.    EXHIBITS.

        All exhibits previously filed or incorporated by reference in the registrant's Registration Statement on Form S-1, as amended (Registration No. 333-193798), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number			Description
5.1	*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1	*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
23.1	*	—	Consent of KPMG LLP
23.2	*	—	Consent of KPMG LLP
23.3	*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.4	*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23.5		—
Consent of Director Nominee (Connor) (incorporated by reference to Exhibit 23.5 to the Registration Statement on Form S-1, as amended (File No. 333-193798), initially filed with the Securities and Exchange Commission on February 7, 2014)
23.6		—
Consent of Director Nominee (Peters) (incorporated by reference to Exhibit 23.6 to the Registration Statement on Form S-1, as amended (File No. 333-193798), initially filed with the Securities and Exchange Commission on February 7, 2014)
24.1		—
Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-193798) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated by reference herein)

*
Filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 4, 2014.

Antero Resources Midstream LLC
By:	Antero Resources Midstream Management LLC, its sole member
By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	President, Chief Financial Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature		Title	Date

* Paul M. Rady		Chairman of the Board, Director and Chief Executive Officer (principal executive officer)	November 4, 2014
/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr.		Director, President, Chief Financial Officer and Secretary (principal financial officer)	November 4, 2014
* K. Phil Yoo		Chief Accounting Officer and Corporate Controller (principal accounting officer)	November 4, 2014
* Peter R. Kagan		Director	November 4, 2014
* W. Howard Keenan, Jr.		Director	November 4, 2014
* Christopher R. Manning		Director	November 4, 2014
*By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. Attorney-in-Fact

 INDEX TO EXHIBITS

Exhibit Number			Description
5.1	*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1	*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
23.1	*	—	Consent of KPMG LLP
23.2	*	—	Consent of KPMG LLP
23.3	*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.4	*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23.5
Consent of Director Nominee (Connor) (incorporated by reference to Exhibit 23.5 to the Registration Statement on Form S-1, as amended (File No. 333-193798), initially filed with the Securities and Exchange Commission on February 7, 2014)
23.6
Consent of Director Nominee (Peters) (incorporated by reference to Exhibit 23.6 to the Registration Statement on Form S-1, as amended (File No. 333-193798), initially filed with the Securities and Exchange Commission on February 7, 2014)
24.1		—
Powers of Attorney (included on the signature page of to the Registration Statement on Form S-1 (File No. 333-193798) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated by reference herein)

*
Filed herewith.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 16. EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS